Exhibit 10.9

Isola Group

April 1,2012

Re: Amendment to Restated Employment Agreement

Dear Ray:

This letter agreement amends and restates certain provisions of the Amended and Restated Employment Agreement between you and Isola USA Corp. (the “Company”), dated August 11, 2008, as amended on December 5, 2011 (the “Original Agreement”). Please indicate your agreement to these amended provisions by signing and dating the enclosed copy of this letter and returning it to me.

Sections 2(a) and (b) of the Original Agreement are replaced in its entirety by the following:

2.             Compensation

(a)           As compensation for the agreements made by Executive herein and the performance by the Executive of his obligations hereunder, during the Employment Period, the Company shall pay the Executive, pursuant to the Company’s normal and customary payroll procedures, a base salary at the rate of $625,000 per annum, as such may be adjusted (but not below $500,000) from time to time (the “Base Salary”).

(b)           In addition to the Base Salary, during the Employment Period, the Executive shall be eligible to participate in the executive bonus program established and approved by the Board (the “Program”) and, pursuant to the Program, the Executive may earn an annual bonus (the “Annual Bonus”) in each fiscal year during the Employment Period, with a target Annual Bonus of 100% of Base Salary (the “Target Bonus”) up to a maximum of 200% of Base Salary, based on the achievement of annual performance objectives as set forth in the Program, subject to the Executive’s employment with the Company through the applicable payment date for any such Annual Bonus, which shall be no later than the ninetieth (90th) day following the end of the applicable fiscal year.

[SIGNATURE PAGE TO FOLLOW]

All other provisions of the Original Agreement will remain unchanged and in full force and effect.

Sincerely,

ISOLA USA CORP.

By:	/s/ F. Gordon Bitter

I agree to the foregoing amendments to my Original Agreement.

/s/ Raymond P. Sharpe		Date:	April 1, 2012
Raymond P. Sharpe